UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 15, 2012
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 15, 2012, Griffin Land & Nurseries, Inc. (“Griffin” or “Registrant”) and two of its wholly-owned subsidiaries entered into the Third Modification Agreement (the “Modification Agreement”) to the mortgage loan dated December 17, 2002 with Webster Bank, National Association (the “Webster Mortgage”).  The Modification Agreement extends the maturity of the Webster Mortgage from the original maturity date of January 1, 2013 to October 2, 2017.  In accordance with the Modification Agreement, the interest rate under the Webster Mortgage, which currently is a fixed rate of 6.08%, will change, effective October 1, 2012, to a floating rate of one month LIBOR plus 2.75%.  In anticipation of entering into the Modification Agreement, Griffin entered into an interest rate swap agreement with Webster Bank to effectively fix the interest rate on the Webster Mortgage at 3.86% from October 1, 2012 through the maturity of the Webster Mortgage.  Pursuant to the Modification Agreement, effective on October 1, 2012, principal payments on the Webster Mortgage will be based on a twenty-five year amortization schedule.

The Webster Mortgage is collateralized by Griffin’s two multi-story office buildings in Windsor, Connecticut.  The Modification Agreement did not alter the collateral on the Webster Mortgage.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.48:	Third Modification Agreement between Griffin Center Development IV, LLC, Griffin Center Development V, LLC, Griffin Land & Nurseries, Inc. and Webster Bank, National Association, dated June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: June 20, 2012